SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  October 27, 2008

ASCEND ACQUISITION CORP.
(Exact name of registrant as specified in its Charter)

Delaware	000-51840	20-3881465
(State or other	(Commission File	(IRS Employer
jurisdiction of Incorporation)	Number)	Identification Number)

435 Devon Park Drive, Bldg. 400, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code:   (610) 519-1336

______________________________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant

On October 27, 2008, Ascend Acquisition Corp. (the “Company”) and McGladrey & Pullen, LLP, until then the Company's independent registered public accounting firm (“McGladrey”), mutually agreed to end their client-auditor relationship.  The Company's Board of Directors approved the decision to end this relationship.  The Company does not have a separate audit committee.

The audit report of McGladrey on the financial statements of the Company at December 31, 2007, and for the year then ended, and for the cumulative period from December 5, 2005 (inception) to December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such financial statements included a going concern explanatory paragraph.

During the year ended December 31, 2007 and from such date to the date of this Report, there were: (i) no disagreements between the Company and McGladrey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided McGladrey a copy of the disclosures in this Report prior to the filing with the Securities and Exchange Commission ('SEC') and requested that McGladrey furnish it with a letter addressed to the SEC stating whether or not McGladrey agrees with the Company's statements applicable to it in this Item 4.01. A copy of the letter dated November 3, 2008 furnished by McGladrey in response to that request is filed as Exhibit 99.1 to this Report.

On October 28, 2008, the Company engaged a new independent registered public accounting firm, Malone & Bailey, PC (“Malone”), to audit the registrant's financial statements for the year ending December 31, 2008.  The Company's Board of Directors approved the decision to engage Malone.

During the Company's two most recent fiscal years ended December 31, 2007 and 2006 and through the date of this Report, the Company did not consult with Malone on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Malone did not provide either a written report or oral advice to the Company that Malone concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Malone a copy of the disclosures in this Report prior to the filing with the SEC and requested that Malone furnish it with a letter addressed to the SEC stating whether or not Malone agrees with the Company's statements applicable to it in this Item 4.01. A copy of the letter dated October 31, 2008 furnished by Malone in response to that request is filed as Exhibit 99.2 to this Report.

Item 9.01.                                Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

99.1
Letter furnished by McGladrey & Pullen, LLP in response to the Company's request, addressed to the Securities and Exchange Commission, dated November 3, 2008, indicating its agreement with the statements applicable to it contained in this Report.

99.2
Letter furnished by Malone & Bailey, PC in response to the Company's request, addressed to the Securities and Exchange Commission, dated October 31, 2008, indicating its agreement with the statements applicable to it contained in this Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCEND ACQUISITION CORP.
(Registrant)

Date: November 3, 2008	By: /s/ Don K. Rice
Don K. Rice,
Chief Executive Officer